Listing Report:Supplement No. 98 dated Nov 22, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 433195
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1981	Debt/Income ratio:	70%
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	19 / 17	Length of status:	9y 1m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,973	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Bankcard utilization:	89%
		Homeownership:	Yes
Screen name:	kerry7	Borrower's state:	Washington	Borrower's group:	Fix your credit, then get a loan.
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to? pay off all of our credit cards so we will have only one payment per month. This will help us in saving money and getting us out of debt.

My financial situation:
I am a good candidate for this loan because? I am a school teacher and am very honest, reliable and trustworthy.

Monthly net income: $ 6500

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 200
??Car expenses: $ 400
??Utilities: $ 250
??Phone, cable, internet: $ 200
??Food, entertainment: $ 200
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 10000
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 455285
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.80%

Starting lender yield:	26.75%	Starting borrower rate/APR:	27.75% / 33.82%	Starting monthly payment:	$41.23

Auction yield range:	10.57% - 26.75%	Estimated loss impact:	10.47%
Lender servicing fee:	1.00%	Estimated return:	16.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	May-1989	Debt/Income ratio:	11%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	2	Current / open credit lines:	4 / 3	Length of status:	6y 3m
Amount delinquent:	$11,891	Total credit lines:	18	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$122
Delinquencies in last 7y:	13	Bankcard utilization:	5%
		Homeownership:	No
Screen name:	netwaysaf	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	33 ( 100% )	660-679 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	740-759 (May-2007)
Principal balance:	$15.17	31+ days late:	0 ( 0% )
Total payments billed:	33
Description
Car maintenance and repair
Purpose of loan:
Starting a new online business that I?am an expert in, I already?have?orders coming in left and right!?

My financial situation:
I pay my bills on time with my?social security that?I deposit in the bank and?pay my bills.?

Monthly net income: $ 1445

Monthly expenses: $
??Housing:?No rent/ Live with daughter house paid off.
??Insurance:?No car ins.
??Car expenses:?No I don't drive
??Utilities:?$100 split utilities with daughter
??Phone, cable, internet:?Daughter pays
??Food, entertainment:?Eat in home don't go out I'm older,spend about $75 a month on food!
??Clothing, household expenses?None?my daughter pays for everything I live with her.
??Credit cards and other loans:?$390 a month total!
??Other expenses: None
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485295
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.29%	Starting monthly payment:	$121.33

Auction yield range:	10.57% - 14.00%	Estimated loss impact:	11.11%
Lender servicing fee:	1.00%	Estimated return:	2.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-2006	Debt/Income ratio:	6%
Credit score:	660-679 (Oct-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,534	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	73%
		Homeownership:	No
Screen name:	wahoo317	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
personalloan for debt consolidation
Purpose of loan:
This loan will be used to?

Pay off outstanding credit card biills

My financial situation:
I am a good candidate for this loan because?
I earn 120K per year with only one car loan under my umbrella

Monthly net income: $ 6300

Monthly expenses: $
??Housing: $ 900
??Insurance: $ 100
??Car expenses: $400
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 500
??Clothing, household expenses $ 100?
??Credit cards and other loans: $ 7000
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485315
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$316.34

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jun-1981	Debt/Income ratio:	18%
Credit score:	700-719 (Nov-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	18 / 15	Length of status:	24y 5m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Executive
Public records last 12m / 10y:	5/ 11	Revolving credit balance:	$30,084	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	50%
		Homeownership:	Yes
Screen name:	investor825	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Vehicle
Purpose of loan:
This loan will be used to? purchase used car(s) for well established business.

I am a good candidate for this loan because? I have strong business cash flow, a number of free and clear vehicles for collateral, and our primary business thrives in a high foreclosure environment.

The loan would be to my business and guaranteed by both the business and me personally.? I am looking to establish a long term credit relationship.? I have been fully supported by my business endeavors since 1986.? I currently have 17 employees.? My payroll runs about $35K per month.? In the past, we've purchased vehicles off of eBay and from the typical used care sources.? We buy good cars with low resale values since we average 60K miles per year per car.? Rather than buying cars with the full price outlay, I would prefer to buy several with a lump monthly payment.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485419
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$84.36

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-2003	Debt/Income ratio:	3%
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	3 / 3	Length of status:	0y 6m
Amount delinquent:	$749	Total credit lines:	8	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,673	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	16%
		Homeownership:	No
Screen name:	christinefeen	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to? Consolidate two higher interest credit cards into one lower monthly payment.

My financial situation:
I am a good candidate for this loan because?I have stable employment and make a good yearly income.

Monthly net income: $ 3262.00

Monthly expenses: $
??Housing: $ 850.00
??Insurance: $ 120.00
??Car expenses: $ 200.00
??Utilities: $ 100.00
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 200.00
??Other expenses: $ 300.00 day care
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485437
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.30%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$294.03

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-2001	Debt/Income ratio:	14%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,726	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Bankcard utilization:	50%
		Homeownership:	No
Screen name:	exchanger383	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding loan Please read my story
Purpose of loan: This loan will help me cover the remaining balance I need to pay for my DEC 12TH wedding in full. I ask you to trust me and i will promise that i will repay by making my monthly payments on time without any delay.Thank You very much

If you are reading this and want to help to contribute to my loan for my upcoming wedding please don?t hesitate to ask questions. I can only give you my word to you guys online that I will pay the loan back on time and all the investors will get their share. I worked hard to keep my credit score high and I promise all of you that paying this loan will be my first priority. So please don?t hesitate to bid on my loan. My self and my future wife could easy afford pay this loan back after we get married, because of the amount of people we have at our wedding we are looking at 20-25k returned. You probably ask your self how you came up with that number. We went to lots of wedding at our church to our friends and family and now they will return the favor to us and that will pretty much pay for total cost for weeding and profit.

First of all I would like to thank everyone that bid on my loan but unfortunately it was not enough this either to have my loan funded 100% Let?s make it happen third time around please!!! .I believe I?m a great borrow because I have a low Dti ratio and I been making all my payments on time for the past couple years without any late payment and i do not have any credit card debt. In the past I was very irresponsible about my credit I was not educated how credit worked .But now I learned from my mistakes and I realize that credit is one of the most important think in life and I been showing that my mistake was corrected,

My financial situation:
I have a very stable job. I work in the medical field as a pharmacist tech for a company that has been in business more then 30 years. I work for a long term pharmacy we supply all the nursing home with medications 365/24 for approximate 8000 patient on a daily basis.

Monthly net income:3120 $ (3-5% raise to be applied at the end of the month)

Monthly expenses:
Housing: $ 0 (no mortgage fully owned)
Insurance: $ 70
Car expenses: $ 150
Utilities: $ 30/month
Phone, cable, internet: $ 30
Food, entertainment: $ 150
Clothing, household expenses $ 50
Credit cards and other loans: $50
Other expenses: $ 50
Student loans payment: $110/month
Missionary work sponsor: $50/month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485296
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.20%

Starting lender yield:	31.20%	Starting borrower rate/APR:	32.20% / 35.86%	Starting monthly payment:	$327.49

Auction yield range:	13.57% - 31.20%	Estimated loss impact:	15.63%
Lender servicing fee:	1.00%	Estimated return:	15.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-1989	Debt/Income ratio:	18%
Credit score:	660-679 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	7 / 7	Length of status:	7y 11m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,136	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	13	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	volkl87	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,000.00	< 31 days late:	0 ( 0% )	700-719 (Jan-2010)
Principal balance:	$4,964.43	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Medical Bill/Debt Consolidation
Loan Purpose:
This loan will be used to pay off several medical bills and one credit card account.? Over the last year, my employer has changed health insurance to a plan not as good as we had before, as well as with much higher deductibles.? We now have various medical bills in excess of $5000 which are not covered, and thus have created 4 separate payment plans which total approx. $444/month.? I would like to pay these off all at once.? In addition, I have a credit card balance I'd like to pay off of approx. $2500 w/monthly payment around $100. Both debts combined equal $544/month.? A payoff with Prosper at $327/month would be saving $217/month and consolidate into an easier payment.

Financial Situation:
I'm a good candidate for this loan because I've had a secure job in my industry since 1991, with steady income and only out of work for 3 months in 1996.? No instability since.? My PAST credit issues are solely due to a divorce in 2002, after which resulted in about a 3 to 4 year financial recovery (I also have a child). I've been building upward ever since. I've worked hard to improve my credit and finances (SURPRISINGLY, I have no idea why Prosper lowered my credit profile since last time as I have NO late or missed payments on any accounts for the last 3 years)....I check my credit regularly and as recent as a month ago with NO negatives... the CURRENT delinquency that shows is explained by a prior issue with one of my ex-wifes accounts of which I had no idea my name was on until more recently, and apparently it's still not resolved after 2 attempts to do so.? I am EXTREMELY serious about continuing my path forward and NOT going backwards undoing what I've worked hard to recover.

NET MONTHLY INCOME:$4600

MONTHLY EXPENSES:
Mortgage, Insurance, Utilities:$1778
Auto:$500
Communications:$150
Credit/Loans:$575
Medical Bills:$444
Misc./Entertain:$300
Other:$275

Thanks to ALL who can help with my goal!

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.00%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jul-1999	Debt/Income ratio:	24%
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,918	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	wise-brilliant-silver	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Turning 30 and starting over
Purpose of loan:
This loan will be used to? pay off credit cards that I don't need.? Two years ago, my house was broken into and I had to use credit cards to replace my belongings.? This was just after I had lost my job and couldn't afford renter's insurance!? Now, I have a full-time job but still need to pay off some of these balances that are hanging over my head!? I'm turning 30 next month, and would love to have a fresh start.? Ideally, I would like to pay everything off, and just have 1 monthly payment to deal with.

My financial situation:
I am a good candidate for this loan because? I am a mature, responsible, individual...who just happens to have had some pretty bad luck!

Monthly net income: $ 1700

Monthly expenses: $ 1605
??Housing: $ 750
??Insurance: $
??Car expenses: $
??Utilities: $?70
??Phone, cable, internet: $ 150
??Food, entertainment: $ 300
??Clothing, household expenses $? 100
??Credit cards and other loans: $ 200
??Other expenses: $ Prescriptions- $35
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485324
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.60%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.57% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Apr-1972	Debt/Income ratio:	141%
Credit score:	640-659 (Nov-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	13 / 10	Length of status:	5y 1m
Amount delinquent:	$131	Total credit lines:	78	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,679	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	4	Bankcard utilization:	25%
		Homeownership:	No
Screen name:	durability-goliath6	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Chrysler lease
Purpose of loan:
This loan will be used to pay the over-mileage and other fees on a Chrysler lease which has now been turned in.? I have since purchased an automobile and will no longer be leasing because of the necessity that I drive large distances with my job.??
My financial situation:
I am a good candidate for this loan because in recent months I have taken control of my financial issues, including the issue of?the past-due payment on my mortgage.? This situation was created largely because my husband andI had two house payments for a period of 10 months.?? When the second home finally sold, it was sold at a $23,000 loss.? It has taken?us until this year to recover financially but?we are?now well on the way to being out from under the financial issues which contributed to?our poor credit score.? My job is very secure.? I am also working to re-finance?our home at this time.? Please note that I do not make my house payment out of my pay check.? The house payment is made from my spouse's income.
Monthly net income: $ 3750.00

Monthly expenses: $
??Housing: $ 0.00 -- house payment is paid out of spouse's check
??Insurance: $ 300.00 (portion that I cover out of my check)
??Car expenses: $ 750.00
??Utilities: $ 400.00 (those paid out of my income)
??Phone, cable, internet: $ 0.00 (all are paid out of my spouse's income)
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 30.00
??Credit cards and other loans: $ 500.00 (portion paid out of my income)
??Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485342
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$168.71

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jan-1999	Debt/Income ratio:	12%
Credit score:	680-699 (Nov-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	5y 6m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$168	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	4	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	best-preeminant-finance	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate debt
Purpose of loan:
This loan will be used to consolidate current debt.

My financial situation:
I am a good candidate for this loan because I have very sound employment and have always paid my bills/expenses on time. My current credit score is blemished due to a recent divorce; it is my priority to make a recovery of this. The loan that I am looking to get financed through Prosper is my approach to becoming debt free and get back on track financially in hopes to purchase my first house within the next 3 years. Thanks for your consideration.

Monthly net income: $3,325

Monthly expenses: $2,089
Housing: $1,200
Insurance: $121
Car expenses: $235
Utilities: $85
Phone, cable, internet: $28
Food, entertainment: $245
Clothing, household expenses $125
Credit cards and other loans: $0
Other expenses: $50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485412
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.95%

Starting lender yield:	13.90%	Starting borrower rate/APR:	14.90% / 17.07%	Starting monthly payment:	$173.08

Auction yield range:	5.57% - 13.90%	Estimated loss impact:	6.18%
Lender servicing fee:	1.00%	Estimated return:	7.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Mar-1982	Debt/Income ratio:	17%
Credit score:	760-779 (Nov-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	15y 10m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,014	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	24%
		Homeownership:	No
Screen name:	human238	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
helping family through hardship
Purpose of loan:
This loan will be used to assist my daughter through a recent hardship. She has 6 children and works very hard at her job. She does her best to provide for her children. She is needing assistance to look into renting a new home, as her current home is being put up for sale. I would like to help her in anyway I can. The search for a new home can be very difficult and expensive if you don't have the money upfront at the time a property beiomes available.

My financial situation:
I am a good candidate for this loan because I do not have very many expenses and my credit rating shows that I am worthy of paying the loan back without any problems.

Monthly net income: $ 1061

Monthly expenses: $560
??Housing: $ 0
Insurance: $ 0
??Car expenses: $0
??Utilities: $ 100
??Phone, cable, internet: $ 60
??Food, entertainment: $ 250
??Clothing, household expenses $ 60
??Credit cards and other loans: $40
??Other expenses: $ 50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 485418
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.80%

Starting lender yield:	28.50%	Starting borrower rate/APR:	29.50% / 33.10%	Starting monthly payment:	$316.34

Auction yield range:	10.57% - 28.50%	Estimated loss impact:	11.52%
Lender servicing fee:	1.00%	Estimated return:	16.98%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-1999	Debt/Income ratio:	28%
Credit score:	700-719 (Nov-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	7y 10m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,866	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	mover851	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay down my credit card debt.

My financial situation:
I am a good candidate for this loan because I have had a steady job for the past 8 years.

Monthly net income: $ 3500

Monthly expenses: $
??Housing: $ 1085
??Insurance: $ 75
??Car expenses: $ 500
??Utilities: $ 100
??Phone, cable, internet: $ 200
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.